As filed with the Securities and Exchange Commission on March 4, 2003

Registration No. 333-67246

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0204667
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 1519, Tower 2

Bright China Chang An Building

7 Jianguomen Nei Avenue

Beijing 100005

People’s Republic of China

86-10-6510-2160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

212-590-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Timothy B. Bancroft, Esq.

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Approximate date of commencement of proposed sale to the public: no longer applicable because shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

DEREGISTRATION OF SECURITIES

Sohu.com Inc., a Delaware corporation (“Sohu”), filed a Registration Statement on Form S-3 (Registration No. 333-67246) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on August 10, 2001, registering 8,805,141 shares of Sohu’s common stock to be offered from time-to-time by the selling stockholders named therein (the “Offering”). Sohu subsequently filed a Pre-Effective Amendment No. 1 on August 31, 2001 pertaining to the same Offering and constituting part of the Registration Statement. The SEC declared the Registration Statement effective on September 24, 2001.

Pursuant to the undertaking contained in the Registration Statement, Sohu is filing this post-effective amendment to remove from registration all of the shares that were registered in the Offering but remain unsold as of the date hereof. Sohu is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its agreement with the selling stockholders has expired.

Accordingly, Sohu files this post-effective amendment to deregister the number of shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on this 4th day of March, 2003.

SOHU.COM INC

By:	/s/ Derek Palaschuk
Derek Palaschuk
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

_______*_________ Charles Zhang	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	March 4, 2003

_______*_________ Derek Palaschuk	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2003

_______*_________ Thomas Gurnee	Director	March 4, 2003

_______*_________ Edward B. Roberts	Director	March 4, 2003

_______*_________ Charles Huang	Director	March 4, 2003

_______*_________ George Chang	Director	March 4, 2003

*By:	/s/ Derek Palaschuk
Derek Palaschuk
Attorney-in-Fact